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                                                              Exhibit 99.(15)(m)

                           ICM ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS

                            (AMENDED APRIL 18, 2003)

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                ICM ASSET MANAGEMENT, INC. ("ICM") CODE OF ETHICS

                            (AMENDED APRIL 18, 2003)

ICM has adopted the following Code of Ethics in order to alleviate the potential for a conflict of interest or a perceived conflict of interest, with respect to all ICM Personnel's personal securities transactions. The Code of Ethics is also adopted to prevent ICM Personnel, in connection with the purchase or sale (directly or indirectly) of a Security Held or to be Acquired by any ICM client, from doing the following:

1)   Employ any device, scheme or artifice to defraud any ICM client;
2) Make any untrue statement of a material fact to any ICM client or omit to state a material fact necessary in order to make the statements made to any ICM client, in light of the circumstances under which they are made, not misleading;
3) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any ICM client; or
4)   Engage in any manipulative practice with respect to any ICM client.

I.     GENERAL GUIDELINES

- The duty of all ICM Personnel is to place the interests of our clients first.

-    No ICM Personnel shall take undue advantage of his or her position.

- The rules set forth in this Code of Ethics apply to all full time employees of ICM, Access Persons as defined in Rule 17j-1 under the Investment Company Act of 1940, as amended ("Investment Company Act"), and other persons who are Advisory Representatives of ICM within the meaning of
     Section 275.204-2 of the Advisers Act, as amended (herein, referred to as "ICM Personnel").

- This Code of Ethics will be interpreted so as to comply with all of the requirements of Rule 17j-1 under the Investment Company Act. Definitions of terms are set forth in Section II below.

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II.    SPECIFIC GUIDELINES

RESTRICTED LIST

- A designated control person will maintain a Restricted List. Each individual analyst/portfolio manager will provide additions and deletions to the restricted list based on the following factors:

     A. If ICM is actively buying or actively selling a significant amount of a particular security for one of our portfolio groups or for a Fund, the portfolio manager responsible for the investment decision or the trading department, prior to execution of an order, will notify a control person to place the security on the Restricted List; and
     B. If any ICM Personnel think they may be in possession of material, nonpublic information, they should contact Robert Law, General Counsel, who may instruct a designated control person immediately to place the underlying security on the restricted list. (Note: ICM employees should contact Robert Law based on this guideline.)

- Personal trading in securities on the Restricted List is prohibited without authorization of Robert Law or, in his absence, James Simmons. Personal trading in options, warrants, convertible securities, stock appreciation rights, or a similar right with an exercise or conversion privilege into a related equity security (or similar security with a value derived from the value of an equity security), or other derivative securities, also is prohibited without authorization of Robert Law or, in his absence, James Simmons if the underlying equity security is on the Restricted List.

- Any transaction in derivative securities and/or short sales that would benefit from a move that would have a directly correlated negative impact on the position held for clients is prohibited.

- The Restricted List is confidential, proprietary information of ICM. ICM personnel shall not disclose the content of the Restricted List or disclose the name of any company or security on the Restricted List to any person outside of ICM, including immediate family members of ICM employees as well as employees, officers, and immediate family members of any affiliated entity.

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PRECLEARANCE

- All ICM Personnel must pre-clear personal securities transactions using the "Personal Securities Trading Request Form" which is available in ICM's Compliance Department. Personal securities transactions include any account over which the person has discretion or control. Approval requests must be submitted to a designated Restricted List Control Person. Clearance or denial will be given immediately and approved transactions must be completed within the same trading day. It is recognized that ICM personnel who make investment decisions have an obligation to purchase suitable investments first for ICM clients before consideration for their personal accounts. The following transactions are exempt from pre-clearance requirements:

          A. Mutual Funds, Index Funds, Commodities, or options to acquire or sell Indexes or Commodities.

          B. U.S. Treasury, agency, and municipal bonds. (Note: Corporate bonds DO require preclearance.)

          C. Money market instruments, including U.S. Treasury securities, bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements.

          D. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, tender offers or other similar corporate organizations or distributions generally applicable to all holders of the same class of securities.

          E. Any acquisition or disposition of securities through the exercise of rights issued pro rata to all holders of the class, to the extent the rights were acquired in the issue (and not through an acquisition of transferable rights).

          F.   Acquisitions of securities through gifts or bequests.

          G.   Stocks or options issued by ICM Asset Management, Inc.

          H. Multiple security baskets of stocks such as exchange traded funds, HOLDRs, SPDRs, etc.

          I.   Variable annuity and insurance products.

          J.   Any other securities not considered a Covered Security.

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     It should be kept in mind however, that ANY purchase or sale of a security
     (other than a security not considered a Covered Security) is required to be listed on your QUARTERLY report or attachments, even if pre-approval is not required.

  - Investments (directly or indirectly) in Initial Public Offerings and Limited Offerings require pre-approval by Robert Law, General Counsel.

SHORT-TERM TRADING

  - ICM Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same securities within 60 calendar days. Any profits realized on such short-term trades will be required to be disgorged. Securities that are exempt from preclearance requirements (as noted above) are also exempt from the 60-day holding period requirement. Hardship exceptions may be made on a case-by-case basis when it can be shown that no abuse is involved or the equities of the situation strongly support an exemption. Exemptions must be approved by the Compliance Department; ICM Personnel requesting an exemption should submit a request in writing to Angela Schifferns.

BLACKOUT PERIODS

  - ICM Personnel who are Access Persons are prohibited from buying or selling a security within seven calendar days before it appears on ICM's restricted list and seven calendar days after it is removed from ICM's restricted list for the purpose of purchases and sales made for any Fund to which ICM is an advisor or sub-advisor.

DUPLICATE STATEMENTS AND CONFIRMATIONS

  - All ICM Personnel are required to direct their custodians to supply duplicate confirmations and copies of all periodic statements for all personal accounts, accounts of household members, and for any accounts for which he or she has any direct or indirect beneficial ownership to

        COMPLIANCE DEPARTMENT
        ICM ASSET MANAGEMENT, INC.
        P.O. BOX 21039
        SPOKANE, WA. 99201.


REQUIRED REPORTS

  All ICM Personnel are required to complete the following reports:

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  -  INITIAL HOLDINGS REPORTS. No later than 10 days after becoming an ICM employee, a new employee must complete an initial holdings report containing the following information:
     A. The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect beneficial ownership when they became an employee;
     B. The name of any broker, dealer or bank with whom the employee maintained an account in which any securities were held for the direct or indirect benefit of the employee as of the date they became an employee; and
     C.   The date that the report is submitted by the employee.

  - QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of each calendar quarter, each ICM employee must complete a quarterly transactions report containing the following information:
     A. With respect to any transaction during the quarter in a Covered Security in which the employee had any direct or indirect beneficial ownership:
          1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
          2) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);
          3) The price of the Covered Security at which the transaction was effected;
          4) The name of the broker, dealer or bank with or through which the transaction was effected; and
          5)   The date that the report is submitted by the employee.
     B. With respect to any account established by the employee in which any securities were held during the quarter for the direct or indirect benefit of the employee:
          6) The name of the broker, dealer or bank with whom the employee established the account;
          7)   The date the account was established; and
          8)   The date that the report is submitted by the employee.

- ANNUAL HOLDINGS REPORTS. Annually, each ICM employee must complete an annual holdings report containing the following information (which must be current as of a date no more than 30 days before the report is submitted):
     A. The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect beneficial ownership;

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     B.   The name of any broker, dealer or bank with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee; and
     C.   The date that the report is submitted by the employee.

-    Exceptions from the above reporting requirements include the following:
     A. A person need not make reports with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.
     B. Any other exemption allowed under Rule 17j-1 under the Investment Company Act of 1940, as amended.

- Personal trading of ICM Personnel, as well as initial holding reports, quarterly transaction reports and annual holdings reports will be reviewed by Angela Schifferns, a compliance officer, to ensure adherence to the Code of Ethics. In addition, Angela Schifferns will identify all Access Persons who are required to report and inform those Access Persons of their reporting obligation.

RECORD KEEPING REQUIREMENTS

-    ICM will maintain the following records at its place of business:

     A. A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, shall be maintained in an easily accessible place.
     B. A record of any violation of the code of ethics, and of any action taken as a result of the violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
     C. A copy of each report made by an ICM Personnel as required by this Code of Ethics, including any information provided in lieu of the reports, shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
     D. A record of all persons, currently or within the past five years, who are or were required to make reports, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; and
     E. A copy of each report required by this Code of Ethics shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.
     F. ICM shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of

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          securities in Initial Public Offerings or Limited Offerings for at
          least five years after the end of the fiscal year in which the approval is granted.


OTHER

- ICM prohibits all ICM Personnel from receiving anything of more than de minimus value (generally $100) from any person or entity that does business with or on behalf of ICM.

- ICM Personnel may not receive any benefits greater than those received by clients when dealing with other business entities.

- No ICM Personnel shall serve as a director of a publicly held company without prior approval of Robert J. Law, General Counsel. Persons desiring prior approval to serve as a director should contact Robert J. Law.

- This policy will be reviewed by the Compliance Department at least annually for possible changes.

- If a stock is purchased or sold in violation of this Code of Ethics, the ICM Personnel may be required to "break the trade" by immediately reversing the transaction whether a profit or loss occurs from the transaction. Violators may be required to disgorge any profits and assume any losses, even if the individual innocently does something that is discovered afterward. Disgorged profits will be donated to a charitable organization. In addition, either the Compliance Department or a review committee will examine violations of this Code of Ethics. Any violations will be subject to employee warning, reprimand, suspension without pay, termination of employment or other remedy deemed appropriate by the Compliance Department or the committee. The Compliance Department or the committee will determine the sanction based on the overall circumstances taking into account all factors including the number of violations, the magnitude of the violation and the intent of the ICM Personnel.


DEFINITIONS

- ACCESS PERSON means any director, officer, general partner or Advisory Person of ICM.

-    ADVISORY PERSON of ICM means:

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     A.   Any employee of ICM (or of any company in a control relationship to
          ICM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by any ICM client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

     B. Any natural person in a control relationship to ICM who obtains information concerning recommendations made to any ICM client with regard to the purchase or sale of Covered Securities by an ICM client.

- BENEFICIAL OWNERSHIP. For purposes of this Code of Ethics, beneficial ownership is interpreted in the same manner as it would be under Section 240.16a-1(a)(2) under the Securities Exchange Act of 1934, as amended in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

- CONTROL has the same meaning as in section 2(a)(9) of the Investment Company Act [15 U.S.C. 80a-2(a)(9)].

- COVERED SECURITY means a security as defined in section 2(a)(36) of the Investment Company Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:
     A. Mutual Funds, Index Funds, Commodities, or options to acquire or sell Indexes or Commodities.
     B.   U.S. Treasury, agency, and municipal bonds.
     C. Money market instruments, including U.S. Treasury securities, bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements.
     D. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, tender offers or other similar corporate organizations or distributions generally applicable to all holders of the same class of securities.
     E. Any acquisition or disposition of securities through the exercise of rights issued pro rata to all holders of the class, to the extent the rights were acquired in the issue (and not through an acquisition of transferable rights).
     F.   Acquisitions of securities through gifts or bequests.
     G.   Stocks or options issued by ICM Asset Management, Inc.

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     H.   Multiple security baskets of stocks such as exchange traded funds,
          HOLDRs, SPDRs, etc.
     I.   Variable annuity and insurance products.

-    FUND means an investment company registered under the Investment Company
     Act.

- ICM CLIENT means any individual, institutional, fund, or any other advisory client.

- An INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, as amended ("Securities Act") [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

-    INVESTMENT PERSONNEL of ICM means:
     A. Any employee of ICM who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any ICM client.
     B. Any natural person who controls ICM and who obtains information concerning recommendations made to any ICM client regarding the purchase or sale of securities by any ICM client.

- A LIMITED OFFERING means an offering that is exempt from registration under the Securities Act pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act.

- PURCHASE OR SALE OF A COVERED SECURITY includes, among other things, the writing of an option to purchase or sell a Covered Security.

-    SECURITY HELD OR TO BE ACQUIRED by a Fund means:
     A.   Any Covered Security which, within the most recent 7 days:
          1)   Is or has been held by the Fund; or
          2) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and
     B. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.